Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Third Quarter 2007 Financial Results

Operating Income Increased 24% and Total Revenue Up 23%, Year-Over-Year

MCLEAN, Va., October 30, 2007 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended September 30, 2007 (the third quarter of its 2007 fiscal year).

Third quarter 2007 revenue was $95.8 million versus $77.7 million for the third quarter of 2006, a 23% increase. This marked the nineteenth consecutive quarter of year-over-year revenue growth. Product licenses revenue for the third quarter of 2007 was $30.2 million versus $24.5 million for the third quarter of 2006, a 23% increase. Product support, services and other revenues for the third quarter of 2007 was $65.6 million versus $53.2 million for the third quarter of 2006, a 23% increase. Revenues from non-core operations, which consist of Alarm.com and MicroStrategy’s Angel.com business unit, were $6.4 million for the third quarter of 2007 compared to $2.1 million for the third quarter of 2006. The cost of revenues attributable to these non-core operations was $4.0 million for the third quarter of 2007 compared to $1.0 million for the third quarter of 2006.

Operating expenses for the third quarter of 2007 were $51.2 million versus $42.8 million for the third quarter of 2006, a 20% increase. The increase in third quarter operating expenses was primarily due to an increase in the worldwide employee headcount of our core business intelligence (BI) business and reflects the continued expansion in the third quarter of 2007 of our worldwide sales and services organization and administrative and IT support functions. Operating expenses related to Alarm.com and Angel.com were $3.5 million in the third quarter of 2007 compared to $2.7 million in the third quarter of 2006, a 30% increase. Third quarter 2007 consolidated income from operations increased by 24% to $28.6 million, or 30% of revenue, versus $23.2 million, or 30% of revenue, for the third quarter of 2006. Net income for the third quarter of 2007 increased to $19.3 million, or $1.51 per share on a diluted basis, compared to $17.0 million, or $1.27 per share on a diluted basis, for the third quarter of 2006.

During the third quarter of 2007, MicroStrategy repurchased 264,157 shares of its class A common stock for $17.9 million at an average price per share of $67.74, including broker commissions. As of September 30, 2007, MicroStrategy had 9,384,497 shares of class A common stock and 2,775,244 shares of class B common stock outstanding.

“We are very pleased with our third quarter results, as we generated solid revenue growth across all lines of business and an operating margin of 30% while continuing to enhance our global business capacity,” said Arthur S. Locke, III, MicroStrategy’s Vice President, Finance & Chief Financial Officer. “We believe that these results reflect the benefits of a focused and disciplined investment strategy, aimed at increasing our capacity to drive new business, maintaining strong relationships with our customers, expanding product development, and strengthening our corporate infrastructure.”

New Customers and New Deals with Existing Customers in Q3 2007 Included:

AIM Healthcare Services, Inc., American Signature, Inc., Boscov’s Department Stores, Canadian Institute for Health Information, Capitol Indemnity Corporation, Cascade Corporation, Classic Residence by Hyatt, Countrywide Home Loan, Einstein Noah Restaurant Group, Inc., First Franklin Financial Corporation, Guitar Center, Interstate Batteries, KB Toys, Inc., La Capitale Assurances Generales, Liz Claiborne, Inc., Meredith Corporation, Micro Electronics, Inc., Nationwide Mutual Insurance Company, Northwest Evaluation Association, Nygard International, Reitmans Canada Limited, Rheem Manufacturing, Ross Stores, Inc., Saint-Gobain Abrasives Inc., Spansion, TSA Corporate Services, Inc., Unified Western Grocers, Verisign, VHP, Weil-McLain Company, and Yahoo!

Examples of Customer Deals from Q3 2007:

AIM Healthcare Services, Inc.

A leader in healthcare business solutions, AIM exists to reduce the cost of healthcare and simplify healthcare information management. AIM recently selected MicroStrategy as its business intelligence standard, using MicroStrategy for multiple business intelligence applications across the organization. Currently, AIM users produce more than 10,000 MicroStrategy-based reports each month for enhanced insights into key areas of the business, including accounting, operations, and client management.

Interstate Batteries

Interstate Batteries, the leading automotive replacement battery brand in North America, has expanded its deployment of MicroStrategy. MicroStrategy’s dashboards will enable Interstate Batteries’ management to monitor key financial metrics and seamlessly drill into detailed reports to view underlying data on the company’s full line of battery products, including batteries for cars, boats, commercial vehicles, and motorcycles. Interstate Batteries currently uses MicroStrategy for enhanced visibility into sales performance and historical sales trends.

Meredith Corporation

Meredith Corporation is one of the nation’s leading media and marketing companies, with businesses focused on magazine and book publishing, television broadcasting, integrated marketing, and interactive media. Meredith Corporation’s business users depend on MicroStrategy to track the performance of marketing campaigns and use the information across all of the company’s publications and campaign types. Meredith Corporation has identified numerous advantages of its MicroStrategy projects, citing reduced charges with fulfillment vendors, higher employee productivity, and greater focus on planning and implementing marketing campaigns. Meredith cited ease-of-use and scalability as reasons it recently expanded its use of MicroStrategy.

Reitmans Canada Limited

Reitmans, Canada’s largest women’s specialty retailer, has expanded its MicroStrategy implementation. A MicroStrategy customer for more than five years, Reitmans relies on MicroStrategy as the reporting solution for their assortment and planning applications. Reitmans chose MicroStrategy for its integrated architecture, self-service, and scalability to support a growing user base and increasing data sizes. Founded in 1926, Reitmans operates over 950 stores under seven divisions.

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General Availability of MicroStrategy Mobile™ and MicroStrategy Integrity Manager™:

MicroStrategy Mobile, which was included in MicroStrategy’s September 2007 software release, enables business users to receive the same reports on their BlackBerry® smartphone that they receive on their desktop, without the need for reformatting or retrofitting existing reports. Each user can design and save his own personal report preferences to create optimal viewing of even the largest reports on his BlackBerry smartphone. Saved reports can also be accessed offline or when the BlackBerry smartphone is not within connectivity range.

“After evaluating building our own mobile solutions as well as other commercially available products, we found MicroStrategy Mobile to be intuitive and feature rich, and we plan to use it for a large deployment all the way up to our CEO,” said Len Nicolas, COO and CTO at Nygard International. “The fact that Nygard’s existing reports can be viewed on a mobile device without modification is a major advantage for both our Business Intelligence team and, more importantly, for the users. We are working on several different mobile applications for BlackBerry smartphones, and we anticipate that this will save us time and money. MicroStrategy has really set the standard on this one.”

“Today’s workers are on the go but they don’t want to leave their data behind,” said Wayne Eckerson, Director of Research at The Data Warehousing Institute. “Mobile BI technology is the next wave in advancing the delivery of analytical information to business users via wireless devices. Delivering interactive reports to BlackBerry smartphones and other mobile devices is the next step in making BI truly pervasive. MicroStrategy is on the forefront of this new wave with its latest release.”

To find out more about MicroStrategy Mobile, visit

http://www.microstrategy.com/Software/Products/User_Interfaces/Mobile/

MicroStrategy Integrity Manager, which also was introduced as part of MicroStrategy’s September 2007 software release, tests the accuracy of BI applications by validating data and report integrity. MicroStrategy Integrity Manager automates the report comparison process and verifies the consistency of reports as changes are made to the BI ecosystem.

Despite the increasing importance of BI applications, BI support teams may fail to validate report and data integrity if the validation process is too labor intensive and time consuming. MicroStrategy Integrity Manager automates this process and identifies inconsistencies and errors, enabling business people to rely on the accuracy of their BI reports and analyses.

“MicroStrategy Integrity Manager reduces the need for resource-intensive manual testing, and automates regression tests for all planned changes in the entire BI ecosystem,” said Natalie Pikouliak, Business Intelligence Manager at Katz Group Canada.

“Integrity Manager goes beyond simple impact analysis, providing full regression testing for any number of potential system changes,” said Cindi Howson, founder of BIScorecard and author of Successful Business Intelligence: Secrets to Making BI a Killer App. “Integrity Manager will do before-and-after report comparisons to tell an administrator the impact of the change, warning if there are differences in the data values, if the SQL generated is different, or if the output format is affected. Not only will Integrity Manager tell you that there is a difference, it also highlights the differences in the numeric values, SQL, or display. Of leading BI vendors, MicroStrategy is first to market in providing such an important capability to managing enterprise-class BI.”

To find out more about MicroStrategy Integrity Manager, visit

http://www.microstrategy.com/integritylaunch

OEM Partner Update:

In the third quarter, MicroStrategy announced that it had entered into agreements with 50 OEM Partners since 2004. These OEM Partners are leveraging the MicroStrategy platform to augment their own products and solutions with dashboards, reporting, and analysis capabilities. By enhancing their product capabilities with business intelligence, OEM Partners can differentiate their products from competitors, increase customer satisfaction, and create new revenue streams. MicroStrategy’s OEM Partners include a broad range of companies across many different vertical industries.

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MicroStrategy’s business intelligence platform provides integrated reporting and analytics, allowing OEM Partners to easily add reporting, dashboarding, analytical, and alerting applications to their existing software solutions. These new reporting and analytic components can be added with minimal development costs or resources. The MicroStrategy platform is engineered using an open standards-based architecture for reliability, scalability, security, and central administration, enabling seamless integration into an OEM Partner’s application. MicroStrategy provides a Software Development Kit to its OEM Partners to allow them to deeply embed and white-label MicroStrategy within their own interfaces.

MicroStrategy 2007 Events:

MicroStrategy hosted a one-hour Webcast on October 3, 2007 entitled “8 New Dashboard Breakthroughs.” The Webcast featured advances in dashboards and demonstrations of MicroStrategy’s highly intuitive Dynamic Enterprise Dashboards, along with commentary from Wayne Eckerson, Director of Research at The Data Warehousing Institute and insights from MicroStrategy customers Corporate Express and Hallmark. Approximately 800 people participated in the Webcast, from more than 45 countries.

On October 18, 2007, MicroStrategy hosted a Webcast featuring BI analyst Cindi Howson and demonstrations of MicroStrategy Mobile and MicroStrategy Integrity Manager. MicroStrategy plans to host a Webcast entitled “Introducing MicroStrategy Mobile: Supporting the Data Needs of a Mobile Workforce” on November 15, 2007. This Webcast will showcase MicroStrategy Mobile and include product demonstrations, insights from MicroStrategy customer Nygard, and commentary from a Research in Motion representative. For more information on the Webcast, visit http://www.microstrategy.com/IntroToMobile.

The MicroStrategy Fall Symposium was held in Chicago, October 16-17, 2007. The event featured demonstrations of the latest advances in the MicroStrategy platform, including MicroStrategy Dynamic Enterprise Dashboards™, MicroStrategy Mobile, and MicroStrategy Integrity Manager. In addition, MicroStrategy customers shared best practices in deploying business intelligence applications in their organizations. The Fall Symposium customer speakers included McDonald’s, Classic Residence by Hyatt, Hallmark, Things Remembered, Payless ShoeSource, Spartan Stores, and Quixtar.

The final MicroStrategy Symposium of the year will be held in Paris, November 13-14, 2007. Some of the companies scheduled to present in Paris include Cetelem, SFR, Groupe Danone, Alcatel-Lucent, DIM Branded Apparel, Carrefour, Fnac, and COFEL.

MicroStrategy recently held a Technology Day in Milan, Italy and is planning four Technology Day events in November, with venues in Charlotte, Washington DC, Zurich, and Toronto. These one-day events offer a technical and a business track, with practical tools to enhance business intelligence initiatives.

MicroStrategy will hold its 11th Annual User Conference, MicroStrategy World 2008, January 14-17, 2008 at the InterContinental Miami in Miami, Florida. The conference will feature dozens of customer speakers from industry-leading organizations, more than 100 educational sessions, and an exhibit hall showcasing MicroStrategy partners. MicroStrategy World 2008 will also include an update on the company’s latest technology advances, insightful keynote presentations, and networking opportunities.

MicroStrategy Recognized by Forbes:

MicroStrategy was recently named to the Forbes 200 Best Small Companies in America list. The candidates for Forbes 200 Best Small Companies all had revenue of $5 million to $750 million and share prices above $5, as of October 1, 2007. Forbes judged the companies according to return on equity, as well as sustained sales and net profit growth over 12-month and five-year periods. MicroStrategy was ranked #63 on the list.

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About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 8, MicroStrategy Business Intelligence Platform, MicroStrategy Dynamic Enterprise Dashboards, MicroStrategy Mobile, and MicroStrategy Integrity Manager are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8 software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$30,210	$24,494	$68,608	$70,738
Product support, services and other revenues	65,634	53,171	184,470	150,531

Total revenues	95,844	77,665	253,078	221,269

Cost of Revenues
Product licenses	713	826	2,156	2,122
Product support, services and other revenues	15,294	10,883	44,284	29,752

Total cost of revenues	16,007	11,709	46,440	31,874

Gross profit	79,837	65,956	206,638	189,395

Operating Expenses
Sales and marketing	28,843	21,518	80,050	61,800
Research and development	9,626	8,794	26,260	25,776
General and administrative	12,748	12,469	38,616	33,935
Amortization of intangible assets	18	18	54	53

Total operating expenses	51,235	42,799	144,980	121,564

Income from operations	28,602	23,157	61,658	67,831

Financing and Other Income
Interest income, net	927	583	2,782	2,062
Gain on investments	—	14	—	14
Other expense, net	(809)	(208)	(804)	(876)

Total financing and other income	118	389	1,978	1,200

Income before income taxes	28,720	23,546	63,636	69,031
Provision for income taxes	9,385	6,574	22,843	20,508

Net income	$19,335	$16,972	$40,793	$48,523

Basic earnings per share	$1.57	$1.34	$3.29	$3.70
Diluted earnings per share	$1.51	$1.27	$3.15	$3.52
Basic weighted average shares outstanding	12,286	12,707	12,416	13,097
Diluted weighted average shares outstanding	12,771	13,325	12,953	13,766

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Alarm.com		Angel.com		Consolidated
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2007	2006	2007	2006	2007	2006	2007	2006
Revenues
Product licenses	$30,210	$24,494	$—	$—	$—	$—	$30,210	$24,494
Product support and services	59,196	51,115	—	—	—	—	59,196	51,115
Alarm.com hardware and services revenue	—	—	4,613	850	—	—	4,613	850
Angel.com telephony services	—	—	—	—	1,825	1,206	1,825	1,206

Total revenues	89,406	75,609	4,613	850	1,825	1,206	95,844	77,665

Cost of Revenues
Product licenses	713	830	—	—	—	(4)	713	826
Product support and services	11,276	9,901	—	—	—	—	11,276	9,901
Alarm.com hardware and services	—	—	3,511	701	—	—	3,511	701
Angel.com telephony services	—	—	—	—	507	281	507	281

Total cost of revenues	11,989	10,731	3,511	701	507	277	16,007	11,709

Gross profit	77,417	64,878	1,102	149	1,318	929	79,837	65,956

Operating Expenses
Sales and marketing	26,931	20,042	300	311	1,612	1,165	28,843	21,518
Research and development	8,615	7,963	347	280	664	551	9,626	8,794
General and administrative	12,147	12,060	594	409	7 (a)	— (a)	12,748	12,469
Amortization of intangible assets	18	18	—	—	—	—	18	18

Total operating expenses	47,711	40,083	1,241	1,000	2,283	1,716	51,235	42,799

Income (loss) from operations	29,706	24,795	(139)	(851)	(965)	(787)	28,602	23,157

Financing and Other Income
Interest income, net	927	583	—	—	—	—	927	583
Gain on investments	—	14	—	—	—	—	—	14
Other expense, net	(809)	(208)	—	—	—	—	(809)	(208)

Total financing and other income	118	389	—	—	—	—	118	389

Income (loss) before income taxes	$29,824	$25,184	$(139)	$(851)	$(965)	$(787)	28,720	23,546
Provision for income taxes							9,385	6,574

Net income							$19,335	$16,972

Basic earnings per share							$1.57	$1.34

Diluted earnings per share							$1.51	$1.27

Basic weighted average shares outstanding							12,286	12,707

Diluted weighted average shares outstanding							12,771	13,325

(a)	An insignificant amount of general and administrative services is provided to the Angel.com business unit by MicroStrategy’s core business operations.

	Core BI Business		Alarm.com		Angel.com		Consolidated
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006	2007	2006	2007	2006
Revenues
Product licenses	$68,608	$70,738	$—	$—	$—	$—	$68,608	$70,738
Product support and services	166,621	144,781	—	—	—	—	166,621	144,781
Alarm.com hardware and services revenue	—	—	12,932	2,308	—	—	12,932	2,308
Angel.com telephony services	—	—	—	—	4,917	3,442	4,917	3,442

Total revenues	235,229	215,519	12,932	2,308	4,917	3,442	253,078	221,269

Cost of Revenues
Product licenses	2,156	2,122	—	—	—	—	2,156	2,122
Product support and services	33,481	27,132	—	—	—	—	33,481	27,132
Alarm.com hardware and services	—	—	9,360	1,874	—	—	9,360	1,874
Angel.com telephony services	—	—	—	—	1,443	746	1,443	746

Total cost of revenues	35,637	29,254	9,360	1,874	1,443	746	46,440	31,874

Gross profit	199,592	186,265	3,572	434	3,474	2,696	206,638	189,395

Operating Expenses
Sales and marketing	74,683	58,097	828	681	4,539	3,022	80,050	61,800
Research and development	23,048	23,721	1,134	774	2,078	1,281	26,260	25,776
General and administrative	37,117	33,032	1,492	903	7 (a)	— (a)	38,616	33,935
Amortization of intangible assets	54	53	—	—	—	—	54	53

Total operating expenses	134,902	114,903	3,454	2,358	6,624	4,303	144,980	121,564

Income (loss) from operations	64,690	71,362	118	(1,924)	(3,150)	(1,607)	61,658	67,831

Financing and Other Income
Interest income, net	2,782	2,062	—	—	—	—	2,782	2,062
Gain on investments	—	14	—	—	—	—	—	14
Other expense, net	(804)	(876)	—	—	—	—	(804)	(876)

Total financing and other income	1,978	1,200	—	—	—	—	1,978	1,200

Income (loss) before income taxes	$66,668	$72,562	$118	$(1,924)	$(3,150)	$(1,607)	63,636	69,031
Provision for income taxes							22,843	20,508

Net income							$40,793	$48,523

Basic earnings per share							$3.29	$3.70

Diluted earnings per share							$3.15	$3.52

Basic weighted average shares outstanding							12,416	13,097

Diluted weighted average shares outstanding							12,953	13,766

(a)	An insignificant amount of general and administrative services is provided to the Angel.com business unit by MicroStrategy’s core business operations.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2007	December 31, 2006
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$75,725	$78,980
Restricted cash and investments	2,875	3,799
Accounts receivable, net	52,782	54,468
Prepaid expenses and other current assets	9,366	8,649
Deferred tax assets, net	29,038	29,510

Total current assets	169,786	175,406

Property and equipment, net	10,136	11,102
Capitalized software development cost, net	2,903	1,903
Deposits and other assets	11,417	2,461
Deferred tax assets, net	35,795	57,944

Total Assets	$230,037	$248,816

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$20,947	$24,378
Accrued compensation and employee benefits	30,502	31,872
Deferred revenue and advance payments	65,045	56,578

Total current liabilities	116,494	112,828

Deferred revenue and advance payments	2,389	1,127
Other long-term liabilities	1,809	1,710

Total Liabilities	120,692	115,665

Stockholders’ Equity
Preferred stock undesignated; $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized;
14,061 shares issued and 9,384 shares outstanding, and 13,972 shares issued and 9,918 shares outstanding, respectively	14	14
Class B common stock; $0.001 par value; 165,000 shares authorized;
2,775 issued and outstanding	3	3
Additional paid-in capital	445,678	440,768
Treasury stock, at cost; 4,676 and 4,054 shares, respectively	(331,410)	(268,776)
Accumulated other comprehensive income	2,777	3,123
Accumulated deficit	(7,717)	(41,981)

Total Stockholders’ Equity	109,345	133,151

Total Liabilities and Stockholders’ Equity	$230,037	$248,816

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months ended September 30,
	2007	2006
	(unaudited)	(unaudited)
Operating activities:
Net income	$40,793	$48,523
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	5,738	5,755
Bad debt provision	1,447	696
Deferred taxes	18,559	17,532
Share-based compensation	428	1,086
Excess tax benefits from share-based payment arrangements	(2,269)	(2,208)
Other, net	116	145
Changes in operating assets and liabilities:
Accounts receivable	1,088	1,874
Prepaid expenses and other current assets	(486)	(1,401)
Deposits and other assets	(1,414)	(142)
Accounts payable and accrued expenses, compensation and employee benefits	(6,582)	(3,078)
Deferred revenue and advance payments	7,279	9,504
Other long-term liabilities	37	(482)

Net cash provided by operating activities	64,734	77,804

Investing activities:
Proceeds from maturities of short-term investments	—	112,666
Purchases of short-term investments	—	(58,900)
Advance deposits on purchase of property and equipment	(7,500)	—
Purchases of property and equipment, net	(2,868)	(2,671)
Capitalized software development costs	(2,650)	—
Decrease in restricted cash and investments	997	1,308

Net cash (used in) provided by investing activities	(12,021)	52,403

Financing activities:
Proceeds from sale of class A common stock under employee stock purchase plan and exercise of employee stock options	2,013	2,919
Excess tax benefits from share-based payment arrangements	2,269	2,208
Purchases of treasury stock	(62,634)	(131,959)

Net cash used in financing activities	(58,352)	(126,832)
Effect of foreign exchange rate changes on cash and cash equivalents	2,384	2,135

Net (decrease) increase in cash and cash equivalents	(3,255)	5,510
Cash and cash equivalents, beginning of period	78,980	42,318

Cash and cash equivalents, end of period	$75,725	$47,828